Exhibit 4.16

CERTIFICATE OF LIMITED PARTNERSHIP

OF

EXCO GP PARTNERS, LP

This Certificate of Limited Partnership, dated September 5, 2006, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1. Name. The name of the limited partnership is “EXCO GP Partners, LP”

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

3. General Partner. The name and the business, residence or mailing address of the general partner are:

EXCO Partners GP, LLC

12377 Merit Drive, Suite 1700, LB82

Dallas, Texas 75251

EXECUTED as of the date written first above.

EXCO PARTNERS GP, LLC. its General Partner

By:	/s/ William L. Boeing
William L. Boeing
Authorized Person

CERTIFICATE OF MERGER

MERGING

EXCO PARTNERS, LP

WITH AND INTO

EXCO GP PARTNERS, LP

Pursuant to Section 17-211 of the Delaware Revised Uniform Limited Partnership Act, the undersigned has executed this Certificate of Merger:

FIRST: EXCO Partners, LP, formed under the laws of the State of Delaware, is being merged with and into EXCO GP Partners, LP, formed under the laws of the State of Delaware.

SECOND: An Agreement of Merger has been approved and executed by each of EXCO Partners, LP and EXCO GP Partners, LP.

THIRD: The name of the surviving domestic limited partnership is EXCO GP Partners, LP.

FOURTH: The Certificate of Limited Partnership of the surviving domestic limited partnership, EXCO GP Partners, LP, is hereby amended to read as follows:

“1. Name. The name of the limited partnership is “EXCO GP Partners Old, LP”.”

FIFTH: The merger is to become effective at 5:00 p.m. Eastern Time on September 4, 2007.

SIXTH: The Agreement of Merger is on file at 12377 Merit Drive, Suite 1700, Dallas, Texas 75251, the place of business of EXCO GP Partners, LP, the surviving domestic limited partnership.

SEVENTH: A copy of the Agreement of Merger will be furnished by EXCO GP Partners, LP, the surviving domestic limited partnership, on request and without cost, to any partner of, or any person holding an interest in, EXCO Partners, LP or EXCO GP Partners, LP.

IN WITNESS WHEREOF, the undersigned surviving limited partnership has caused this certificate to be signed as of the 31st day of August, 2007.

EXCO GP PARTNERS, LP

By:	EXCO PARTNERS GP, LLC, its sole General Partner

	By:	/s/ William L. Boeing
	Name:	William L. Boeing
	Title:	Vice President, General Counsel and Secretary

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